Exhibit 99.1

Commitment
Growth
Leadership
Safety
Sustainability
Solutions

Driven By Energy

Strength
Team
Service
Performance
Community
Value

Wells Fargo
Virtual Road Show
August 25-26, 2020

Forward Looking Statements and Other Disclosures

Safe Harbor Statement: Some of the Statements in this document concerning future Company performance will be forward-looking within the meanings of the securities laws. Actual results may materially differ from those discussed in these forward-looking statements. You should refer to the additional information contained in Chesapeake Utilities' 2019 Annual Report on Form 10-K, the Form 10-Q for the quarter ended March 31, 2020 filed with the SEC and other SEC filings concerning factors that could cause those results to be different than contemplated in today's discussion.

REG D Disclosure: Today's discussion includes certain non-GAAP financial measures as defined under SEC Regulation D. Although non-GAAP measures are not intended to replace GAAP measures for evaluation of Chesapeake's performance, Chesapeake believes that portions of the presentation, which include certain non-GAAP financial measures, provide a helpful comparison for an investor's evaluation purposes.

Gross Margin (non-GAAP measure): Gross Margin is determined by deducting the cost of sales from operating revenue. Cost of sales includes the purchased fuel cost for natural gas, electric and propane distribution operations and the cost of labor spent on different revenue-producing activities and excludes depreciation, amortization and accretion. Other companies may calculate gross margin in a different manner.

COVID-19 Impact: At this time, we cannot fully quantify the impact that the Coronavirus Disease 2019 ("COVID-19") will have on the economy, and more particularly, on Chesapeake Utilities Corporation ("Chesapeake Utilities" or the "Company"). The earnings and capital estimates we have included herein do not reflect any estimates of the potential impact. For the second quarter and year-to-date we have provided financial accounting estimates of the short-term impact of COVID-19. As we gain further clarity on the disruption to our operations caused by COVID-19, including the impact on our projected gross margin, EPS estimates, timing of capital expenditures, etc., we will update our guidance as necessary.

Please note that Chesapeake Utilities Corporation (NYSE: CPK) is not affiliated with Chesapeake Energy (NYSE: CHK), an oil and natural gas exploration company headquartered in Oklahoma City, Oklahoma.

2

Driven by Energy. Delivering Energy Annual Five Year Performance thru June 30, 2020 Shareholder Return Return 11.3% on Equity Earnings 11.7% Retention Dividend 56.9% Growth EPS 8.9% Growth Cap Ex/Total 8.4% Capitalization 21.7% 3Driven by Energy. Delivering Energy Annual Five Year Performance thru June 30, 2020 Shareholder Return Return 11.3% on Equity Earnings 11.7% Retention Dividend 56.9% Growth EPS 8.9% Growth Cap Ex/Total 8.4% Capitalization 21.7% 3

Business Overview Diversified Energy Delivery Business Natural Gas Transmission Delaware, Maryland, Pennsylvania, Florida Midstream Natural Gas Distribution 38% Delaware, Maryland, Florida 81% Electric Distribution Florida Propane Distribution and AutoGas Delaware, Maryland, Pennsylvania, Virginia, Florida Downstream Marlin Mobile CNG and RNG Utility Services (Virtual Pipeline) 62% Eight Flags Combined Heat & Power 19% Eastern United States Natural Gas Transportation Ohio Operating Income from Continuing Operations For the Year Ended December 31, (in thousands) 2019 2018 2017 2016 2015 Regulated Energy $ 86,584 $ 79,215 $ 74,584 $ 71,515 $ 62,137 Unregulated Energy 19,939 1 7,124 1 4,941 11,732 14,244 Other businesses and eliminations (236) (1,496) 205 402 418 Total Operating Income from 4 Continuing Operations $ 106,287 $ 94,843 $ 89,730 $ 83,649 $ 76,799 Unregulated Energy Regulated EnergyBusiness Overview Diversified Energy Delivery Business Natural Gas Transmission Delaware, Maryland, Pennsylvania, Florida Midstream Natural Gas Distribution 38% Delaware, Maryland, Florida 81% Electric Distribution Florida Propane Distribution and AutoGas Delaware, Maryland, Pennsylvania, Virginia, Florida Downstream Marlin Mobile CNG and RNG Utility Services (Virtual Pipeline) 62% Eight Flags Combined Heat & Power 19% Eastern United States Natural Gas Transportation Ohio Operating Income from Continuing Operations For the Year Ended December 31, (in thousands) 2019 2018 2017 2016 2015 Regulated Energy $ 86,584 $ 79,215 $ 74,584 $ 71,515 $ 62,137 Unregulated Energy 19,939 1 7,124 1 4,941 11,732 14,244 Other businesses and eliminations (236) (1,496) 205 402 418 Total Operating Income from 4 Continuing Operations $ 106,287 $ 94,843 $ 89,730 $ 83,649 $ 76,799 Unregulated Energy Regulated Energy

Commitment to Employees, Customers and Communities Investors/Financial Employees Community • Premium pay to field employees through June • Chrome books for children of employees to do their school work • Reaffirm 2022 EPS target $4.70 to $4.90 and • Social distancing protocols in effect along with Capital investment target range of $750 personal protective equipment, where appropriate million to $1 billion 2018 thru 2022 • Employees working remotely as much as possible • Growth projects and business development • Company holiday in May activities continue as planned • Strong balance sheet and liquidity position Customers to provide adequate capital for growth • Dividend growth of 8.6% in 2020 driven by • Our distribution and transmission businesses EPS growth are considered essential businesses • Suspended service disconnects, waived late fees, extended payment terms, etc. • Proactively promoting budget programs and payment options to customers Communities • Everyday commitment to local communities • $238,000 in contributions to local organizations to aid in the fight against the COVID-19 impact • Chesapeake is matching employee donations to local community organizations Driven by Commitment 5Commitment to Employees, Customers and Communities Investors/Financial Employees Community • Premium pay to field employees through June • Chrome books for children of employees to do their school work • Reaffirm 2022 EPS target $4.70 to $4.90 and • Social distancing protocols in effect along with Capital investment target range of $750 personal protective equipment, where appropriate million to $1 billion 2018 thru 2022 • Employees working remotely as much as possible • Growth projects and business development • Company holiday in May activities continue as planned • Strong balance sheet and liquidity position Customers to provide adequate capital for growth • Dividend growth of 8.6% in 2020 driven by • Our distribution and transmission businesses EPS growth are considered essential businesses • Suspended service disconnects, waived late fees, extended payment terms, etc. • Proactively promoting budget programs and payment options to customers Communities • Everyday commitment to local communities • $238,000 in contributions to local organizations to aid in the fight against the COVID-19 impact • Chesapeake is matching employee donations to local community organizations Driven by Commitment 5

Delivering Solid Results in 2020 • Achieved strong second quarter results; solid year- to-date operating earnings across all business units • Operational savings and best practices performance improvements being implemented across functional distribution and transmission businesses in all regions • Progressing on key deliverables: • Boulden acquisition integrated with Sharp Energy • Renewable natural gas projects underway on Delmarva st • Elkton Gas acquisition completed July 31 • Pipeline expansion projects continue to move forward • Hurricane Michael regulatory proceeding ongoing • Major Projects margin contribution: • 2020 estimate $38 million • 2021 estimate $52 million 6Delivering Solid Results in 2020 • Achieved strong second quarter results; solid year- to-date operating earnings across all business units • Operational savings and best practices performance improvements being implemented across functional distribution and transmission businesses in all regions • Progressing on key deliverables: • Boulden acquisition integrated with Sharp Energy • Renewable natural gas projects underway on Delmarva st • Elkton Gas acquisition completed July 31 • Pipeline expansion projects continue to move forward • Hurricane Michael regulatory proceeding ongoing • Major Projects margin contribution: • 2020 estimate $38 million • 2021 estimate $52 million 6

CHESAPEAKE UTILITIES CORPORATION

Second Quarter Overview

Earnings Per Share			
Second Quarter		Year-to-Date	
2020	2019	2020	2019
$ 0.66	$ 0.50	$ 2.42	$ 2.25

Strong performance for the first half of 2020 :

- Continued growth in the Company's businesses
- Addition of the Boulden acquisition
- Retail propane margins per gallon
- Expense management
- Gains from property sales overcame milder weather and the impact of COVID-19
- Interim billings related to Hurricane Michael recovery have been deferred pending final regulatory approval

Our diverse and engaged employees' ability to execute during these challenging times is demonstrated by our strong performance and significant business achievements during the quarter. Generating increased performance quarter-over-quarter, as well as on a year-to-date basis, was a significant accomplishment in the midst of the COVID-19 pandemic.

We have continued to remain extremely focused on employee and customer health and safety as we safely and reliably deliver our essential energy services during this global pandemic.

7

Key Business Factors: COVID–19 Impact

- *Chesapeake Utilities is an "essential business" to our customers and communities. As such, our operational activities and construction projects continue; all the while, we are adhering to safety guidelines and social distancing.*
- *The Company's pandemic response plan, which has included all employees who can to telework, and providing personal protective equipment (PPE) to those customers who have continued to operate in the field delivering our essential services.*

Margin

- For the three and six months ended June 30, 2020, respectively, the COVID-19 impacts were $2.5 million and $2.9 million, respectively
- Primarily driven by reduced consumption of energy largely in the commercial and industrial sector
- COVID-19 margin decreases offset by higher residential use due to stay at home provisions

Expenses

- Additional expenses incurred in support of the ongoing delivery of or our essential services during these unprecedented times ($1.8 million for Second Quarter and Year-to-Date)
- Personal protective equipment cost, premium pay for field operations and higher bad debt expense
- COVID-19 related expenses offset by reduced travel cost and lower financing costs

Regulatory

- As the COVID-19 pandemic is ongoing, the Company to date has not established regulatory assets associated with the incremental expense impact, as currently authorized by Maryland and Delaware PSCs
- In Florida, the PSC has decided not to address a Regulatory asset Statewide, but rather for each independent utility request with a petition.
- No significant COVID-19 on our FERC Regulated interstate transmission line

8

Capital Expenditures Forecast Estimate for 2020 Forecast for Fiscal 2020 (dollars in thousands) Low High Regulated Energy: Natural gas distribution $ 75,000 $ 80,000 Natural gas transmission 70,000 80,000 Electric distribution 5,000 7,000 Total Regulated Energy 150,000 167,000 Unregulated Energy: Propane distribution 10,000 13,000 Energy transmission 10,000 15,000 Other unregulated energy 14,000 19,000 Total Unregulated Energy 34,000 25,000 Other: Corporate and other businesses 1,000 1,000 Total 2020 Capital Expenditures $ 185,000 $ 215,000 The Company's capital expenditures were $88.4 million for the six months ended June 30, 2020. We will continue to update this forecast as we move through the year, including any unexpected capital delays resulting from COVID-19. 9Capital Expenditures Forecast Estimate for 2020 Forecast for Fiscal 2020 (dollars in thousands) Low High Regulated Energy: Natural gas distribution $ 75,000 $ 80,000 Natural gas transmission 70,000 80,000 Electric distribution 5,000 7,000 Total Regulated Energy 150,000 167,000 Unregulated Energy: Propane distribution 10,000 13,000 Energy transmission 10,000 15,000 Other unregulated energy 14,000 19,000 Total Unregulated Energy 34,000 25,000 Other: Corporate and other businesses 1,000 1,000 Total 2020 Capital Expenditures $ 185,000 $ 215,000 The Company's capital expenditures were $88.4 million for the six months ended June 30, 2020. We will continue to update this forecast as we move through the year, including any unexpected capital delays resulting from COVID-19. 9

Recent and Current System Expansions

Natural Gas Services to New Territories

Recently Completed

- ESNG 2017 System Expansion Project (Delmarva Peninsula
- Northwest Florida Expansion
- Auburndale Expansion (FL)
- Callahan Expansion (FL) In Service June 2020
- Elkton LDC Natural Gas Acquisition

Projects Underway

- West Palm Beach County Expansion (Florida) Full Service Q3 2020
- Del-Mar Energy Pathway Expansion Full Service Q4 2021
- Guernsey Pipeline Expansion (Ohio) Partial Service Q4 2021
- RNG Transportation (Delmarva) 2021

10

Major Projects and Initiatives Gross Margin Contributions 11Major Projects and Initiatives Gross Margin Contributions 11

Elkton Gas Company Summary of Transaction Acquisition Completed • Chesapeake Utilities and South Jersey Industries completed the agreement for the acquisition of Elton Gas Company at a price of approximately $15 million on July 31, 2020. • Elkton Gas serves approximately 7,000 customers within a franchised area of Cecil County, Maryland contiguous to Chesapeake’s franchised service territory in Cecil County • Elkton Gas has been a customer of Chesapeake’s interstate transmission pipeline since 1959. • With the expanded presence in Cecil County, the gas distribution system can be serviced locally with Chesapeake personnel 12Elkton Gas Company Summary of Transaction Acquisition Completed • Chesapeake Utilities and South Jersey Industries completed the agreement for the acquisition of Elton Gas Company at a price of approximately $15 million on July 31, 2020. • Elkton Gas serves approximately 7,000 customers within a franchised area of Cecil County, Maryland contiguous to Chesapeake’s franchised service territory in Cecil County • Elkton Gas has been a customer of Chesapeake’s interstate transmission pipeline since 1959. • With the expanded presence in Cecil County, the gas distribution system can be serviced locally with Chesapeake personnel 12

Indicative RNG Scenario on the Delmarva Peninsula

Across the CPK Value Chain



Poultry Farms processes generate Chicken Waste & Waste Water

Composting Plant
generates Raw Compost Fertilizer



Organic Fertilizer

Landfill

Biodigester
generates Processed Fertilizer and RNG





Renewable Natural Gas (RNG) can be flared off, or processed and cleaned and ultimately distributed to residential LDC customers

MARLIN GAS SERVICES



EASTERN SHORE NATURAL GAS



CHESAPEAKE UTILITIES



After processing and cleaning, RNG can be transported by Marlin to Eastern Shore Natural Gas pipelines, and ultimately distributed to Chesapeake LDC residential customers

Economic and Environmental Sustainability
For Delmarva poultry industry and Chesapeake Bay Watershed
See CPK press releases dated June 18 and July 7, 2020 regarding new partnerships with Bioenergy DevCo and CleanBay Renewables

13

CPK's Renewable Natural Gas Proposition

Presents Multiple Investment Opportunities

	Distribution Operations	Transmission Operations	Marlin
Investment Opportunity	Potential investment in gas processing equipment which we will seek to include in rate base	Interstate pipeline interconnects for receipt of renewable natural gas	Additional transportation equipment to support this growing opportunity
Regulatory Actions	No tariff changes initially; will be part of the PGA.	Tariff changes made by ESNG to accept this pipeline quality gas. PPC filing to be done in the future.	Unregulated Gas Transport
Long-term Value	Multi-year contracts for processing and receipt of gas into distribution system.	Multi-year contracts for receipt of gas into system and delivery into distribution system.	Multi-year contracts to transport gas to pipeline systems.

- ***As a result of the Bioenergy DevCo and CleanBay projects, the Company expects to generate $1.0 million in incremental margin in 2021 from renewable gas transportation.***
- ***These projects provide the opportunity for the Company to utilize renewable natural gas, and play an active role in the clean-up of poultry waste as well support the sustainability of agribusiness on Delmarva.***
- ***There are numerous profitable investment opportunities across the CPK value chain as we play a key role in ensuring a sustainable future for our local communities.***

14

Key Regulatory Initiatives

Hurricane Michael Limited Proceeding

- ***October 2018 Hurricane Michael – Northwest Florida***
- ***August 2019 FPU filed limited proceeding with Florida PSC***
- ***Fourth Quarter 2019 FPU and the Office of Public Counsel filed a request to approve interim rates***
- ***FPU continues to work with the Florida PSC on Hurricanes Michael and Dorian storm recovery***



- ***Requested recovery of storm related costs through a change in base rates***
- ***Requested certain storm related costs as a regulatory asset for costs not allowed through the storm reserve, as well as the recovery of plant investment***
- ***Interim rates were established in January 2020 and have been fully reserved pending final resolution of the proceeding***

15

Capital Capacity to Support Future Growth



(in thousands)
Stockholders' Equity
Long-Term Debt
Short-Term Debt * *
$1,500,000
$1,000,000
$500,000
$0
$689,692
$182,548
$149,006
$358,138
$805,010
$221,970
$136,954
$446,086
$944,079
$260,390
$197,395
$486,294
$1,140,852
$306,393
$316,020
$518,439
$1,294,716
$292,971
$440,168
$561,577
$1,325,388
$302,005
$430,106
$593,277
12/31/15
12/31/16
12/31/17
12/31/18
12/31/19
6/30/20

	12/31/15	12/31/16	12/31/17	12/31/18	12/31/19	6/30/20
Equity/Permanent Capitalization	70.6%	76.5%	71.1%	**62.1%**	**56.1%**	58.0%
Equity/Total Capitalization	51.9%	55.4%	51.5%	**45.4%**	**43.4%**	44.8%

****Short-term Debt Includes Current Portion of Long-Term Debt***

Green Line Shows 50% Equity to Total Capital Target

Available Financing Capacity

- *$370 million bank lines of credit through October 2020*
- *$95 million incremental liquidity if needed through October 2020*
- *$90 million LTD funded Third Quarter 2020*
  - *15 Years at Average 2.98%*
- *$310 million private placement shelf facilities available for additional financing needs*

Chesapeake seeks to align permanent financing with the in-service dates of its capital projects

- *$31.7 million increased equity year-to-date*
  - *$25.8 million earnings retention*
  - *$ 4.1 million issued under stock plans*
  - *$ 1.8 million other comprehensive income*
- *$75 million ATM Program Filed 8/17/2020*

Target Equity to Total Capitalization Ratio of 50% or Higher

16

ESG Stewardship • We remain steadfast in our commitment to environmental, social and governance stewardship. • The key to our success is our strong culture that fully engages all of our team members. • We are a responsible company that promotes safety, integrity, accountability and reliability • Our diverse, talented and hard-working team is the drive behind our strategic growth and our commitment to providing safe, reliable, sustainable and efficient energy solutions to customers. • Our corporate governance is the foundation of our processes and our decision-making throughout the Company, beginning with our Board of Directors and extending to every employee. • We continue to cultivate the Chesapeake Utilities’ sustainability story. 17ESG Stewardship • We remain steadfast in our commitment to environmental, social and governance stewardship. • The key to our success is our strong culture that fully engages all of our team members. • We are a responsible company that promotes safety, integrity, accountability and reliability • Our diverse, talented and hard-working team is the drive behind our strategic growth and our commitment to providing safe, reliable, sustainable and efficient energy solutions to customers. • Our corporate governance is the foundation of our processes and our decision-making throughout the Company, beginning with our Board of Directors and extending to every employee. • We continue to cultivate the Chesapeake Utilities’ sustainability story. 17

ESG At Our Core

Women in Utilities Webinar – **Be Extraordinary Everyday** by Demonstrating Diversity.



CHESAPEAKE UTILITIES
GIVING

Delivering Natural Gas To Somerset County, Maryland, To Support Environmentally Conscious Economic Growth

The Somerset County Expansion Project will deliver natural gas service to Somerset County, Maryland. It will extend natural gas service to the Eastern Correctional Institution and the University of Maryland Eastern Shore, helping to improve each facility's environmental profile while offering significant economic benefits to the area. Residents and businesses along the line will also have the choice to use environmentally beneficial and less expensive natural gas service.

Equity, Diversity and Inclusion Council Promotes our Workplace Culture.

Measures to help keep employees, customers and communities **safe and healthy** during the COVID-19 pandemic.

During these extraordinary times, we are **honored to support** our customers and communities, including United Way, Salvation Army and Feeding America.



Although apart, we can come together for a common goal this Earth Day



LINEWORKERS
APPRECIATION DAY
FLORIDA PUBLIC UTILITIES
CHESAPEAKE



NATIONAL SAFETY MONTH

Partnering with CleanBay Renewables to Increase Sustainable Energy in the Delmarva Community

We recently announced a new partnership with CleanBay Renewables Inc. (CleanBay), an enviro-tech company focused on the production of sustainable renewable natural gas, which will generate greenhouse gas credits associated with vehicular usage, and provide Chesapeake Utilities the opportunity to bring additional renewable natural gas to its Delmarva operations.

Next Steps in Our Sustainable Renewable Natural Gas Strategy

We partnered with Bioenergy DevCo (BDC), a leading global developer of anaerobic digestion facilities that creates renewable energy and healthy soil products from organic material. The joint project involves removing excess organics from poultry waste and converting it into Renewable Natural Gas.

18

Driving Our Actions Focus on Shareholder Value and Growth • High standards of safety and operational performance. • Optimize growth opportunities within rate, customer demand and market constraints • Maintain a regulated/ unregulated business mix designed to produce better than utility returns and an acceptable level of risk • New regulated and unregulated growth through greenfield projects, acquisitions and partnerships • Focus on business units, services and products that align with our core business strengths • Achieve Peer Group upper quartile performance in annual EPS, ROE, Dividend Growth and Total Shareholder Return • Continue to evolve Chesapeake’s organization structure, employee resources and development, operating practices and technology platforms to keep pace with the Strategic Growth Plan • Sustain our successful culture, our special sauce, including our positive relationships with employees, customers, communities we serve, regulatory bodies and investors 19Driving Our Actions Focus on Shareholder Value and Growth • High standards of safety and operational performance. • Optimize growth opportunities within rate, customer demand and market constraints • Maintain a regulated/ unregulated business mix designed to produce better than utility returns and an acceptable level of risk • New regulated and unregulated growth through greenfield projects, acquisitions and partnerships • Focus on business units, services and products that align with our core business strengths • Achieve Peer Group upper quartile performance in annual EPS, ROE, Dividend Growth and Total Shareholder Return • Continue to evolve Chesapeake’s organization structure, employee resources and development, operating practices and technology platforms to keep pace with the Strategic Growth Plan • Sustain our successful culture, our special sauce, including our positive relationships with employees, customers, communities we serve, regulatory bodies and investors 19

Capital Investment Guidance

Continued Record Investment in Our Business to Drive Growth



$350,000
$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$0
Capital Expenditures in thousands
Target 2018 – 2022 : $750 million - $1 billion
$282,861
$198,986
$215,000*
$30,000*
$185,000*
Reach $1 billion
Reach $750
$303,153
$250,000
$53,153
2018
2019
Budget 2020
Target 2021-2022

***We will continue to update this forecast as we move through the year, including any capital deployment delays resulting from COVID-19.**

Management reaffirms its five year capital expenditure guidance of $750 million to $1 billion. From 2018 through June 30, 2020, the Company has invested $570 million on new capital expenditures.

20

Reaffirm Current Earnings Guidance 2022 EPS Target Range of $4.70 - $4.90 $5.00 $4.90 On February 26, $0.20 2020, we updated our EPS guidance $4.55 based on our $4.50 current strategic $0.35 plan planned investments and growth prospects. $4.00 $4.70 We are continuing to monitor the COVID- $4.20 19 impacts and will $3.50 provide updates, as * $3.72 necessary, to our EPS target range. $3.00 2019 2022 Guidance: 2022 Guidance: Pre 2/26/20 Post 2/26/20 * 2019 EPS $3.72 from Continuing Operations 21Reaffirm Current Earnings Guidance 2022 EPS Target Range of $4.70 - $4.90 $5.00 $4.90 On February 26, $0.20 2020, we updated our EPS guidance $4.55 based on our $4.50 current strategic $0.35 plan planned investments and growth prospects. $4.00 $4.70 We are continuing to monitor the COVID- $4.20 19 impacts and will $3.50 provide updates, as * $3.72 necessary, to our EPS target range. $3.00 2019 2022 Guidance: 2022 Guidance: Pre 2/26/20 Post 2/26/20 * 2019 EPS $3.72 from Continuing Operations 21

Chesapeake Utilities Closing Remarks • Strong earnings for the second quarter despite the uncertain challenges of the COVID-19 pandemic. • Engaged in expense management across the Company and operational efficiency in this new business normal situation. • Excited about our recently completed Elkton Gas acquisition, and our commitment to renewable natural gas to support sustainability of the Delmarva agribusiness industry and improving the environmental health of the Chesapeake Bay. • Regulatory proceeding for Hurricane Michael is underway but not included in year-to-date results. • We affirm our strategic planning guidance for 2022: - Capital Expenditures Range - $750 million to $1 billion - Earnings per Share - $4.70 to $ 4.90. • Focused on employee and customer health and safety as we deliver our essential energy services • ease Please note CPK received seven ARC Awards for our 2019 Annual report, with some photos contained herein. 22Chesapeake Utilities Closing Remarks • Strong earnings for the second quarter despite the uncertain challenges of the COVID-19 pandemic. • Engaged in expense management across the Company and operational efficiency in this new business normal situation. • Excited about our recently completed Elkton Gas acquisition, and our commitment to renewable natural gas to support sustainability of the Delmarva agribusiness industry and improving the environmental health of the Chesapeake Bay. • Regulatory proceeding for Hurricane Michael is underway but not included in year-to-date results. • We affirm our strategic planning guidance for 2022: - Capital Expenditures Range - $750 million to $1 billion - Earnings per Share - $4.70 to $ 4.90. • Focused on employee and customer health and safety as we deliver our essential energy services • ease Please note CPK received seven ARC Awards for our 2019 Annual report, with some photos contained herein. 22

Thank You! Beth Cooper Thomas E. Mahn Executive Vice President, Vice President and CFO and Asst. Secretary Treasurer bcooper@chpk.com tmahn@chpk.com Joseph D. Steinmetz Michael Galtman Vice President and Vice President and Controller Chief Accounting Officer jsteinmetz@chpk.com mgaltman @chpk.comThank You! Beth Cooper Thomas E. Mahn Executive Vice President, Vice President and CFO and Asst. Secretary Treasurer bcooper@chpk.com tmahn@chpk.com Joseph D. Steinmetz Michael Galtman Vice President and Vice President and Controller Chief Accounting Officer jsteinmetz@chpk.com mgaltman @chpk.com

Appendix Long-Term Track Record Performance Metrics Driving Shareholder ReturnAppendix Long-Term Track Record Performance Metrics Driving Shareholder Return

Key Performance Metrics
Financial Discipline Driving Growth and Performance

Performance Metrics	Chesapeake Results					Chesapeake Percentiles compared to Performance Peer Group			
For periods ending 06/30/20 unless otherwise noted	1 Year	3 Year	5 Year	10 Year		1 Year	3 Year	5 Year	10 Year
Capital Expenditures / Total Capitalization	13.9%	21.1%	21.7%	21.5%		68.2%	100.0%	100.0%	100.0%
Earnings Per Share Growth (CAGR)	12.8%	17.3%	8.4%	9.2%		68.0%	99.3%	68.3%	87.4%
Return on Equity	12.0%	12.4%	11.7%	11.9%		96.8%	100.0%	99.4%	96.2%
Dividends Per Share Growth (CAGR)	8.6%	10.6%	8.9%	7.2%		94.2%	100.0%	91.8%	100.0%
Earnings Retention Ratio	57.4%	58.9%	56.9%	55.6%		90.1%	100.0%	100.0%	100.0%
Shareholder Return (CAGR)	-9.9%	5.7%	11.3%	17.7%		92.9%	89.7%	72.9%	91.6%
Top Quartile									
Above Median									

CPK is in the top quartile for 20/24 metrics (83%) and above the median for 24/24 metrics (100%).

25

Continuing to Build for the Future Organic Growth Opportunities Supplemented with Targeted Acquisitions Historical Cap Ex & Acquisitions In Millions Cumulative Cap Ex since 2015: $1.037 Billion Cumulative Cap Ex since 2009: $1.568 Billion $300 $283 $250 $195 $191 $199 $200 $169 $154 $150 $108 $98 $100 $78 $49 $44 $50 $- 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Cap Ex Acquisitions 26 $ millionsContinuing to Build for the Future Organic Growth Opportunities Supplemented with Targeted Acquisitions Historical Cap Ex & Acquisitions In Millions Cumulative Cap Ex since 2015: $1.037 Billion Cumulative Cap Ex since 2009: $1.568 Billion $300 $283 $250 $195 $191 $199 $200 $169 $154 $150 $108 $98 $100 $78 $49 $44 $50 $- 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 Cap Ex Acquisitions 26 $ millions

Growth in Earnings per Share 13 Years of Record Earnings st For Periods Ended December 31 Basic GAAP Earnings per Share $4.50 $3.97 $4.00 $3.56 $3.46 $3.50 $2.87 $3.00 $2.73 $2.48 $2.50 $2.27 $2.01 $1.93 $2.00 $1.83 $1.45 $1.50 $1.00 $0.50 $- 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 27Growth in Earnings per Share 13 Years of Record Earnings st For Periods Ended December 31 Basic GAAP Earnings per Share $4.50 $3.97 $4.00 $3.56 $3.46 $3.50 $2.87 $3.00 $2.73 $2.48 $2.50 $2.27 $2.01 $1.93 $2.00 $1.83 $1.45 $1.50 $1.00 $0.50 $- 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 27

Strong Track Record of Dividend Growth Driven by Earnings Growth $2.00 $1.76 $1.80 $1.62 $1.60 $1.48 $1.40 $1.30 $1.22 $1.15 $1.20 $1.08 $1.03 $0.97 $1.00 $0.92 $0.88 $0.80 $0.60 $0.40 $0.20 $- 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 On May 7, 2020, the Board of Directors increased the annualized dividend to $1.76 per share, an increase of 8.6%. The $0.14 per share increase aligns our five year EPS growth rate of 9.9% with our five year dividend growth rate of 8.9%. The latest increase represents the 17th consecutive year of dividend growth, and will result in Chesapeake having doubled its dividend over the last ten years. 28Strong Track Record of Dividend Growth Driven by Earnings Growth $2.00 $1.76 $1.80 $1.62 $1.60 $1.48 $1.40 $1.30 $1.22 $1.15 $1.20 $1.08 $1.03 $0.97 $1.00 $0.92 $0.88 $0.80 $0.60 $0.40 $0.20 $- 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 On May 7, 2020, the Board of Directors increased the annualized dividend to $1.76 per share, an increase of 8.6%. The $0.14 per share increase aligns our five year EPS growth rate of 9.9% with our five year dividend growth rate of 8.9%. The latest increase represents the 17th consecutive year of dividend growth, and will result in Chesapeake having doubled its dividend over the last ten years. 28

Solid Track Record of Higher Return on Equity (ROE) th Consistently Exceeding the Peer Median and 75 Percentile th * 10-Year Peer 75 Percentile – 10.08% * 10-Year Peer Median – 8.86% Return on Equity For the periods ending December 31, 2019 1 Year 3 Year 5 Year 10 Year CPK 12.01% 11.89% 11.84% 11.83% Peer Median 8.90% 10.04% 8.59% 8.86% Peer 75th Percentile 10.44% 10.63% 10.32% 10.08% * Normal Comparative Peer Group 29Solid Track Record of Higher Return on Equity (ROE) th Consistently Exceeding the Peer Median and 75 Percentile th * 10-Year Peer 75 Percentile – 10.08% * 10-Year Peer Median – 8.86% Return on Equity For the periods ending December 31, 2019 1 Year 3 Year 5 Year 10 Year CPK 12.01% 11.89% 11.84% 11.83% Peer Median 8.90% 10.04% 8.59% 8.86% Peer 75th Percentile 10.44% 10.63% 10.32% 10.08% * Normal Comparative Peer Group 29

December 31 Stock Price (except 8/24/2020) $1,375 $1,572 $1,332 $1,284 $1,092 $867 $725 $578 $436 $415 $395 $301 $215 Market Capitalization Increased Performance is Driving Increased Value $1,800 $95.83 $100 $90 $1,600 $83.39 $81.30 $78.55 $80 $1,400 $66.95 $70 $1,200 $56.75 $60 $1,000 $49.66 $50 $800 $40.01 $40 $30.27 $28.90 $600 $27.68 $30 $21.37 $20.99 $400 $20 $200 $10 $- $- Market Cap (in millions) Stock Price 30 As of December 31 (except 8/24/2020) Market Capitalization (in Millions)December 31 Stock Price (except 8/24/2020) $1,375 $1,572 $1,332 $1,284 $1,092 $867 $725 $578 $436 $415 $395 $301 $215 Market Capitalization Increased Performance is Driving Increased Value $1,800 $95.83 $100 $90 $1,600 $83.39 $81.30 $78.55 $80 $1,400 $66.95 $70 $1,200 $56.75 $60 $1,000 $49.66 $50 $800 $40.01 $40 $30.27 $28.90 $600 $27.68 $30 $21.37 $20.99 $400 $20 $200 $10 $- $- Market Cap (in millions) Stock Price 30 As of December 31 (except 8/24/2020) Market Capitalization (in Millions)

CHESAPEAKE UTILITIES CORPORATION

Chesapeake Peer Group
Stock Price Analysis

	08-21-2020 Closing Price as a % of 12/31/19 Closing Price	Percentile	08-21-2020 Closing Price as a % of 52-week High	Percentile
Peer 1	116.62%	*100.00%*	97.58%	*100.00%*
Peer 2	90.15%	*92.30%*	83.28%	*92.30%*
CPK US Equity	86.84%	*84.60%*	82.16%	*84.60%*
Peer 3	80.30%	*61.50%*	77.49%	*76.90%*
Peer 4	81.61%	*69.20%*	74.08%	*69.20%*
Peer 5	82.19%	*76.90%*	73.45%	*61.50%*
Peer 6	70.89%	*23.00%*	69.90%	*53.80%*
Peer 7	71.04%	*30.70%*	67.80%	*46.10%*
Peer 8	70.00%	*7.60%*	67.30%	*38.40%*
Peer 9	70.44%	*15.30%*	66.68%	*30.70%*
Peer 10	74.56%	*53.80%*	66.37%	*23.00%*
Peer 11	72.17%	*38.40%*	65.06%	*15.30%*
Peer 12	74.51%	*46.10%*	62.03%	*7.60%*
Peer 13	63.43%	*0.00%*	59.63%	*0.00%*

31